Quest Oil Corporation
Consolidated Balance Sheets

	March 31, 2007	March 31, 2008	March 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and Cash Equivalents	$ 163,888	$ 26,318	$ 1,335
Deposits	60,000	10,000	10,000
TOTAL CURRENT ASSETS	223,888	36,318	11,335

Oil and Gas Properties	54,286	54,286	54,286

OTHER ASSETS
Furniture and Fixtures	11,000	11,000	11,000
Less: Accumulated Depreciation	(1,040)	(2,612)	(4,183)
TOTAL OTHER ASSETS	9,960	8,388	6,817

Deferred Financing Costs	2,576,752	-	-

TOTAL ASSETS	$ 2,864,886	$ 98,992	$ 72,438

CURRENT LIABILITIES
Accounts Payable	$ 133,240	$ 126,536	$ 130,857
Accrued Expenses	820,000	1,976,250	3,176,250
Derivative Liabilities	2,901	-	-
Notes Payable, less Discount - Default	777,753	4,887,476	4,887,476
TOTAL LIABILITIES	1,733,894	6,990,262	8,194,583

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock - $.001 par value, 50,000,000 shares
authorized, none issued and outstanding	-	-	-
Common stock - $.001 par value, 450,000,000 shares authorized,
77,738,340 shares issued and outstanding, as of March 31, 2007,
March 31, 2008 and March 31, 2009	77,738	77,738	77,738
Add'l Paid-In Capital	24,422,720	24,826,319	24,826,319
Accumulated Deficit	(23,391,870)	(31,812,246)	(33,055,766)
OCI Foreign Conversion	22,404	16,918	29,563
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,130,992	(6,891,270)	(8,122,145)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 2,864,886	$ 98,992	$ 72,438

The accompanying notes are an integral part of these financial statements

Quest Oil Corporation
Consolidated Income Statement and Other Comprehensive Income
For the Years ended March 31, 2007, 2008 and 2009

	March 31, 2007	March 31, 2008	March 31, 2009
	(unaudited)	(unaudited)	(unaudited)
Revenues
Revenues - oil and gas	$ 264,840	$ 24,227	$ 18,557
Total revenues	264,840	24,227	18,557

Expenses
Lease operating	90,198	-
General and administrative	3,332,467	997,619	534,429
Depreciation, depletion, and amortization	1,520	1,571	1,571
Total operating expenses	3,424,185	999,190	536,000

Other Income (Expense)
Gain on change in fair value of derivatives	3,025,866	2,901	-
Other Income	39,541	-	-
(Loss) from disposal of asset	(84,900)	-	-
Interest income	3,619	1,097	47
Interest (expense)	(2,882,530)	(7,406,475)	(720,000)
Total Other Income (Expense)	101,596	(7,402,477)	(719,953)

Loss from Operations	(3,057,749)	(8,377,440)	(1,237,396)

Discontinued Operations
(Loss) from disposal of Wallstin division	(185,356)	266	-
(Loss) from discontinued Wallstin Petroleum operations	(118,516)	(17,777)	(6,124)
(Loss) from disposal of Quest Canada division	(998,254)	-	-
(Loss) from discontinued Quest Canada operations	(275,878)	(25,425)	-

(Loss) from Discontinued Operations	(1,578,004)	(42,936)	(6,124)

(Loss) Before Income Taxes	(4,635,754)	(8,420,376)	(1,243,520)
Provision for Income Taxes	-	-

NET (LOSS)	$ (4,635,754)	$ (8,420,376)	$ (1,243,520)

(Loss) per common share:
Net (loss) from continued operations	(0.04)	(0.11)	(0.02)
Net (loss) from discontinued operations	(0.02)	(0.00)	(0.00)
Net (loss) per common share	$ (0.06)	$ (0.11)	$ (0.02)

(Loss) per common share - diluted:
Net (loss) from continued operations	(0.04)	(0.11)	(0.02)
Net (loss) from discontinued operations	(0.02)	(0.00)	(0.00)
Net (loss) per common share - diluted	$ (0.06)	$ (0.11)	$ (0.02)

Weighted average common and common equivalent shares outstanding
Basic	75,036,895	77,738,340	77,738,340
Diluted	75,036,895	77,738,340	77,738,340

Other Comprehensive Income
Net (Loss)	(4,635,754)	(8,420,376)	(1,243,520)
Gain (loss) on foreign exchange translation	85,053	(5,486)	12,645

Comprehensive (Loss)	$ (4,550,701)	$ (8,425,862)	$ (1,230,875)

The accompanying notes are an integral part of these financial statements

Quest Oil Corporation
Consolidated Cash Flows Statement
For the Years ended March 31, 2007, 2008 and 2009

	March 31, 2007	March 31, 2008	March 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$ (4,635,754)	$ (8,420,376)	$ (1,243,520)
Adjustments to reconcile net loss to net
cash used in operating activities:
Loss from sale of Wallstin business division	185,356	-	-
Loss from disposal of Quest Canada division	998,254	-	-
Stock issued for services rendered	697,602	-	-
Stock based compensation and stock option expense	1,647,586	403,599	-
Impairment and disposal of assets	84,900	-	-
Depreciation, depletion and amortization	150,800	1,571	1,571
Interest-non cash	603,889	2,576,752	-
Amortization of debt discount	2,062,872	4,109,725	-
Net change in the fair value of derivatives	(3,025,866)	(2,901)	-
Change in assets and liabilities, net of acquisitions
Accounts receivable	21,501	-	-
Prepaid assets and other	(6,707)	50,000	-
Accounts payable and accrued expenses	389,563	1,149,546	1,204,321

NET CASH USED IN OPERATING ACTIVITIES	(826,004)	(132,084)	(37,628)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(11,000)	-	-
Capital expenditures for oil and gas properties	(10,799)	-	-

NET CASH USED IN INVESTING ACTIVITIES	(21,799)	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Cash payments on notes payable	(631,512)	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	(631,512)	-	-

Effects of exchange rate on cash	85,057	(5,486)	12,645

NET CHANGE IN CASH	(1,394,258)	(137,570)	(24,983)

CASH BALANCES
Beginning of period	1,558,146	163,888	26,318

End of period	$ 163,888	$ 26,318	$ 1,335

SUPPLEMENTAL DISCLOSURE:
Interest paid	$ -	$ -	$ -
Income taxes paid	-	-	-

NON-CASH ACTIVITIES:
Common shares issued for oil and gas properties	$ 82,500	$ -	$ -
Common shares issued for conversion of debt	529,331	-	-
Common shares issued for compensation and services	500,622	-	-
Disposal of Wallstin business division for relief of debt	(185,356)	-	-
Loss of Quest Canada division due to litigation	(998,254)	-	-

The accompanying notes are an integral part of these financial statements

Quest Oil Corporation
Consolidated Cash Flows Statement
For the Years ended March 31, 2007, 2008 and 2009
	Common Stock		Additional		Other	Total
		Par	Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Value	Capital	Deficit	Income	Equity (Deficit)
Balance at March 31, 2006	68,773,099	$ 68,773	$ 21,918,215	$ (18,756,116)	$ (62,653)	$ 3,168,219

Issuance of common shares in exchange
for services and compensation	5,912,156	5,912	494,710			500,622

Issuance of shares for settlement of debt	2,553,085	2,553	526,778			529,331

Issuance of shares in exchange of property	500,000	500	82,000			82,500

Issuance of warrants			1,401,017			1,401,017

Gain due to currency translation					85,057	85,057

Net Loss for the year ended
March 31, 2007	-	-	-	(4,635,754)		(4,635,754)

Balance at March 31, 2007	77,738,340	77,738	24,422,720	(23,391,870)	22,404	1,130,992

Issuance of warrants			403,599			403,599

Gain due to currency translation					(5,486)	(5,486)

Net Loss for the year ended
March 31, 2008	-	-	-	(8,420,376)		(8,420,376)

Balance at March 31, 2008	77,738,340	77,738	24,826,319	(31,812,246)	16,918	(6,891,270)

Gain due to currency translation					12,645	12,645

Net Loss for the year ended
March 31, 2009	-	-	-	(1,243,520)		(1,243,520)

Balance at March 31, 2009	77,738,340	$ 77,738	$ 24,826,319	$ (33,055,766)	$ 29,563	$ (8,122,145)

The accompanying notes are an integral part of these financial statements

QUEST OIL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended March 31, 2007, 2008 and 2009
(Unaudited)

1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Quest Oil Corporation (“Quest Oil”) is in the business of acquiring and participating in development stage oil and gas properties around the globe. Quest Oil was incorporated on January 19, 1999 under the laws of the State of Nevada, and its principal executive offices are presently headquartered in Carlsbad, California.

Quest Oil is an oil and gas company that was intending to actively utilize secondary and enhanced oil recovery, or “EOR,” methods to increase production and proved reserves at our existing properties and future acquisitions. Our primary focus is crude oil and our target acquisitions are onshore U.S. properties and natural gas production in the plains of Alberta, Canada. Our focus on domestic, mature oil fields and proven gas reserves reduces exploration risks and logistical uncertainties inherent in international operations. We use secondary water flooding and EOR methods for our oil leases and advanced 3D seismic acquisition to strategize our horizontal drilling programs.

On May 1, 2006, we underwent a change in management in response to an attempted hostile takeover of our corporate operations.  Under new management the company was able to resolve several legal issues and reorganize business operations, creating a more efficient and cost effective company.  However, even with the improvements to the Company was not able to satisfy its debts and as a result is currently insolvent.   Almost all operations of the company have ceased, despite of our best efforts, it would not be a misstatement to describe the Quest Oil Corporation business as a failed enterprise.

2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that Quest Oil will continue as a going concern. As shown in the accompanying consolidated financial statements, Quest Oil incurred a net loss of $4,635,754, $8,420,376 and $1,230,875 for the years ended March 31, 2007, 2008 and 2009 respectively. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event Quest Oil cannot continue in existence.

We believe, because of the tremendous amount and nature of the debt on our balance sheet, specifically, the liabilities maintained under the Notes, we are an operational graveyard and are currently insolvent. In the past, the Secured Noteholders sued us in order to take possession of our assets.  The result of these actions has been the complete capture and sale of substantially all of the assets on our balance sheet by the Secured Noteholders. It is likely that if we are to ever restructure ourselves completely and reach a complete or even a partial resolution with our creditors, and begin to make a pathway towards meaningful value creation for our shareholders, there may be additional litigation, claims and other actions taken by the Secured Noteholders and our other existing creditors. The resolution of these potential actions may involve the issuance of our common stock or preferred shares and/or additional debt instruments and result in significant dilution.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies which affect Quest Oil are summarized below:

Principles of Consolidation

These consolidated financial statements include all activity of Quest Oil and its wholly owned subsidiaries: Quest Canada Corporation; Wallstin Petroleum LLC; and Petrostar Oil Services Inc. Quest Canada Corporation was created for the purpose of holding Alberta oil and gas property acquisitions. Wallstin Petroleum LLC was acquired for their management capabilities and contacts in Texas. Petrostar Oil Services Inc. was created for the purpose of servicing the oil and gas properties in Texas. All significant inter-company accounts and transactions are eliminated in consolidation.  As of March 31, 2009 wholly owned subsidiaries of Quest Oil including: Quest Canada Corporation, Wallstin Petroleum, LLC and Petrostar, LLC have ceased all or almost all operations.

Revenue Recognition

Quest Oil records oil and gas revenues following the entitlement method of accounting for production, in which any excess amount received above Quest Oil’s share is treated as a liability. If less than Quest Oil’s share is received, the underproduction is recorded as an asset. Quest Oil did not have an imbalance position in terms of volumes or values at March 31, 2007, 2008 and 2009.

Oil and Gas Activities

Quest Oil follows the full cost method of accounting for its oil and gas activities; accordingly, all costs associated with the acquisition, exploration, and development of oil and gas properties are capitalized within the appropriate cost center. Any internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by Quest Oil for its own account, and do not include any costs related to production, general corporate overhead, or similar activities.

All capitalized costs within a cost center are depleted on the units-of-production method based on estimated proved reserves attributable to the oil and gas properties owned by Quest Oil.

For each cost center, capitalized costs less accumulated depletion and related deferred income taxes may not exceed the cost center ceiling. The cost center ceiling is equal to the sum of: (a) the present value of estimated future net revenues from proved oil and gas reserves, less estimated future expenditures to be incurred in developing the proved reserves computed using a 10 percent discount factor; (b) the cost of properties not being amortized; (c) the lower of cost or fair market value of unproven properties included in the costs being amortized; and (d) income tax effects related to the differences between the book and tax basis of the properties. Any excess is charged to expense during the period in which the excess occurs.

Sales of oil and gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. Abandonments of oil and gas properties are accounted for as adjustments of capitalized costs, and are amortized and subject to the cost center ceiling limitation.

Future site restoration and abandonment costs of Quest Oil’s petroleum and natural gas properties are provided for when a reasonable estimate can be made. The estimated provision is reduced by expected equipment salvage values at the time of the abandonment. The resulting net estimated provision, if any, is charged against earnings over the remaining life of Quest Oil’s reserves on a unit-of production basis. Actual expenditures are applied against the accumulated provision account.

Equipment

Equipment is recorded at historical cost. The straight line method with a half year convention is used for depreciation. Asset life in years is as follows:

Computer equipment	5 years
Furniture	7 years
Well service equipment	7 years
Vehicles	5 years

Long-lived assets

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of the asset’s carrying amount or fair value less cost to sell.

Cash and Cash Equivalents

Quest Oil considers all highly liquid investments with maturity of three months or less at the date of acquisition to be cash equivalents.

Compensated Absences

Employees will be entitled to paid vacation, paid sick days, and personal days off depending on job classification, length of service, and other factors. Quest Oil’s policy will be to recognize the cost of compensated absences when actually paid to employees.

Financial Instruments

All significant financial assets, financial liabilities, and equity instruments of Quest Oil are either recognized or disclosed in these consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk, and credit risk. Where practicable, the fair value of financial assets and financial liabilities have been determined and disclosed; otherwise, only available information pertinent to the fair value has been disclosed.

Deferred Financing Costs

Deferred financing costs are amortized over the length of the underlying debt.

Stock Based Compensation

Quest Oil has elected to value stock based compensation granted at the fair value as determined using the Black-Scholes option valuation model.

Provision for Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Accounting Standards No. 109, “Accounting for Income Taxes”. A deferred tax assets or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense/(benefit) results from the net change during the year of deferred tax assets and liabilities.

Use of Estimates

The process of preparing consolidated financial statements requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the consolidated financial statements; accordingly, upon settlement, actual results may differ from estimated amounts.

Foreign Currency Transactions

Assets and liabilities in foreign currencies are translated at year-end exchange rates. Revenue and expense items are translated at the average rate of exchange for the year. Gains and losses from foreign currency translation are included in other comprehensive income as part of stockholders’ equity on the balance sheet. All figures presented are in U.S. dollars.

Derivative Instruments

At March 31, 2007, 2008 and 2009, Quest Oil had not engaged in any transactions that would be considered derivative instruments or hedging activities.

Loss Per Share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share.” Basic net earnings per share is based upon the weighted average number of common shares outstanding. Fully diluted earnings per share are computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The common stock equivalents resulting from the issuance of these stock options have not been included in the per share calculations because such inclusion would be anti-dilutive.

	2007	2008	2009
Numerator - Loss	$ (4,635,754)	$ (8,420,376)	$ (1,243,520)
Denominator
Denominator - weighted average number of shares outstanding	75,036,895	77,738,340	77,738,340
Dilutive stock options and warrants - treasury stock method	-	-	-
Denominator for diluted earnings per share - weighted average shares	75,036,895	77,738,340	77,738,340
Net income per common share:
Basic	$ (0.06)	$ (0.11)	$ (0.02)
Diluted	$ (0.06)	$ (0.11)	$ (0.02)

New accounting standards

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition", which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" and to rescind the SEC's related "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB 101 that had been codified in SEC Topic 13, "Revenue Recognition." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (R), “Share-Based Payment”. SFAS No. 123 (R) revises SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes  APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123 (R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123 (R) is effective as of the first interim or annual reporting period that begins after June 15, 2005 for non-small business issuers and after December 15, 2005 for small business issuers.  Accordingly, the Company will adopt SFAS No. 123 (R) in its quarter ending March 31, 2006. The Company is currently evaluating the provisions of SFAS No. 123 (R) and has not yet determined the impact, if any, that SFAS No. 123 (R) will have on its financial statement presentation or disclosures.

In June 2001, FASB issued SFAS 142. SFAS 142 profoundly altered the accounting rules relating to the accounting treatment of goodwill and other indefinite lived intangible assets.  Under the guidance contained in Statement No. 142 (SFAS 142) companies no longer amortize goodwill but instead must test recorded goodwill at least annually for possible impairment.  The goodwill test is a two-step process.  In the first step the fair value of a reporting unit is determined and compared with its carrying amount.   If the carrying amount of a reporting unit exceeds its fair value, then a second step of testing is necessary.  In this second step, goodwill (as in the case of purchase allocations) is measured as a residual after the fair value of all tangible and intangible assets is deducted from the enterprise value of the company. The goodwill impairment test is first and foremost a valuation exercise designed to determine the fair value of a reporting entity.  FASB however provides little guidance in SFAS 142 as to how the valuation process should be conducted.  Knowledge of valuation principles and procedures are critical, but just as important is the documentation process that will support the valuation and the assumptions used.  In the situations where a potential impairment exists, the second step in the impairment test process involves a much higher level of valuation expertise including the ability to identify and value intangible assets that may include multiple types of intellectual property, customer-related intangibles and other categories of intangible assets.

In May 2005, the FASB issued SFAS No. 154 that establishes new standards on accounting for changes in accounting principals.  Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so.  SFAS No. 154 completely replaces Accounting Principles Bulletin (APB) Opinion 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company’s fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an Amendment of FASB No. 140. SFAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of servicing assets and liabilities at fair value. SFAS No. 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006, with earlier adoption permitted.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. This statement applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for the fiscal year beginning after November 15, 2007. The company is currently assessing the impact that SFAS No. 157 will have on the consolidated financial statements.

 Effective for fiscal year 2006, the company adopted the provisions of SFAS No. 158. SFAS No. 158 requires that the funded status of defined-benefit postretirement plans be recognized on the company’s consolidated balance sheets, and changes in the funded status be reflected in comprehensive income. SFAS No. 158 also requires the measurement date of the plan’s funded status to be the same as the company’s fiscal year-end.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”).  SFAS 141R establishes the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired.  SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.  We do not anticipate a material impact upon adoption.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”).  SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. We do not anticipate a material impact upon adoption.

  In March 2008, the FSAB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We do not anticipate a material impact upon adoption.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company's financial position.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60." Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company's financial position.

Quest Oil does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

4. LITIGATION & DISCONTINUED OPERATIONS - WALLSTIN PETROLEUM, LLC

On August 5, 2005, Quest Oil purchased Wallstin Petroleum LLC (“Wallstin”), a Texas limited liability company. The members of Wallstin agreed to exchange 100% of their membership interest for a total of 1,502,000 restricted shares of Quest Oil common stock with a value of $727,104.

On January 11, 2007, Quest received the resignation of Mr. Joseph F. Wallen, former Operations Director for Quest, resigning all position in Quest Oil Corporation effective January 15, 2007. As of January 15, 2007, Mr. Wallen no longer held any employment position in Quest Oil Corporation. In a subsequent telephone conversation with Mr. Wallen on February 19, 2007, Quest became aware of Mr. Wallen’s, intention to interfere with contractual relationships between Quest and certain oil and gas lease holders in Texas (the “Texas Lease Holders”). Mr. Wallen informed Quest that he was in the process of negotiating agreements with the Texas Lease Holders whereby the leases would be transferred from Quest’s name into the possession of B&B Oil Company, an entity Quest believes is beneficially owned and controlled by Mr. Wallen.

On March 14, 2007, in the 216th Judicial District Court of Gillespie County, Texas, we were granted a court temporary restraining ordrer (“TRO”) against Wallen, B&B Oil, Inc. (“B&B”), and any and all persons working on their behalf or in their direction. The TRO required both Wallen and B&B desist and refrain from taking any action that interfered with our business relationships or contracts until the hearing of our application for a temporary injunction on March 23, 2007. Wallen and B&B contractually agreed to extend the TRO protection period. During this TRO extension period, we investigated our rights to, and the current state of, these Texas leases and the economic benefit they had historically and may in the future provide. During such investigation, we weighed the fact these leases were not currently producing, had accrued fines associated with the Texas Railroad Commission and many of the wells on these leases were in need of certain required pressure integrity testing. Additionally, under the terms of many of these leases, we were obligated to spend minimum funds working these leases and, if such minimum expenditures were not met, we ran the risk of losing the rights to these properties. Finally, in the event that these wells were not brought back online, we may have been responsible for certain related plug and abandonment liabilities.

Following our investigation and further negotiations with Wallen and B&B, we reached a settlement agreement (the “Wallen Settlement”). Pursuant to the Wallen Settlement, in exchange for the release of our claims and demands in the above-referenced lawsuit and subsequent dissolution of the TRO: (i) Wallen and B&B assumed all previously existing, current and/or future liabilities of the Company and its subsidiaries with regard to all leases, holdings and interests in McCullough County, Texas and Eastland County, Texas, which included the Texas Lease Holders described above, including, but not limited to, plug and abandonment liabilities, all Texas Railroad Commission or other state or federal fees, fines, or penalties, claims for personal injuries, or other liabilities as a result of incidents, events or occurrences related to such leases; (ii) we received the right to participate in any debt or equity capital raisings related to any properties Wallen and/or B&B leases, purchases or is otherwise involved with; and (iii) we received the right to participate in all future operations, including drilling, derived from any lands, to the extent that Wallen and/or B&B is ever to secure such lands, in Eastland County, Texas and McCullough County, Texas, that were previously under the control of the Company and its subsidiaries. As a result of the litigation for the year ended March 31, 2007, the company reported a loss of $185,356 from the disposal of Wallstin Petroleum business segment.

5. SENIOR SECURED CONVERTIBLE NOTES PAYABLE - DEFAULT

On October 6, 2005, Quest Oil closed a $8,000,000 financing with 25 accredited investors with the notes released in two tranches with $6,000,000 received on closing and the balance of $2,000,000 to be received upon the successful effectiveness of the registration statement filed with the Securities and Exchange Commission. The investors also have the option to invest up to an additional $2,000,000 and receive a zero coupon note equal to 5% of the total amount invested by each investor.

The senior secured convertible notes bear interest, in arrears, at a rate of 10% per annum, payable annually on October 1 of each year commencing October 1, 2006 at Quest Oil’s option in cash, additional senior secured convertible promissory notes, or registered shares of Quest Oil’s common stock. Commencing on the fifth month following the issuance of the senior secured convertible notes and continuing thereafter on the first business day of each month, Quest Oil is required to pay an amount equal to 1/20th of the original principal amount of the senior secured convertible notes plus accrued but unpaid interest. Payment may be made at Quest Oil’s option in cash or registered shares of Quest Oil’s common stock. If Quest Oil elects to make payment in registered shares of Quest Oil’s common stock, the number of shares issued to the note holder shall be discounted to 87.5% of the average of the closing bid price of the common stock for the ten trading days immediately preceding the payment date. Payment may be made in registered shares of Quest Oil’s common stock only if: (a) the registration statement providing for the resale of the shares of common stock issuable upon conversion of the senior secured convertible notes is effective and has been effective without lapse or suspension of any kind for a period of twenty consecutive calendar days, (b) trading in Quest Oil’s common stock has not been suspended by the Securities and Exchange Commission or the OTC Bulletin Board (or other exchange or market on which Quest Oil’s common stock is trading), (c) Quest Oil is in material compliance with the terms and conditions of the senior secured convertible notes and other financing documents, and (d) the issuance of the shares to each note holder does not violate the note holder’s 4.9% or 9.9% ownership cap restrictions.

The senior secured convertible notes are convertible at any time at the option of the note holder into such number of fully paid and non-assessable shares of Quest Oil’s common stock as is determined by dividing that portion of the outstanding principal balance plus any accrued but unpaid interest at the date the note holder elects to convert, by the conversion price of $0.40, which is subject to adjustment.

Quest Oil may cause the conversion of the senior secured convertible notes if, at any time following the effective date of the registration statement which registers the shares underlying the notes, the closing bid prices exceeds $0.80 for a period of ten consecutive trading days and the average daily trading volume for such ten consecutive trading day period exceeds 250,000 shares of common subject to certain conditions. Upon mandatory conversion, the principal amount of the senior secured convertible notes plus all accrued and unpaid interest shall convert into a number of fully paid and nonassessable shares of common stock equal to the quotient of the principal amount of the notes plus all accrued and unpaid interest outstanding on the mandatory conversion date, divided by the conversion price in effect on the mandatory conversion date.

So long as the registration statement is effective, in the event that the closing bid price of the common stock is greater than $0.40 and less than $1.25, the maximum number of shares of common stock that may be issued upon conversion of the notes shall not exceed the greater of 25% of the aggregate trading volume for the prior fifteen days or 20% of the original principal amount of the notes.

Prepayment of the senior secured convertible notes may be required at the option of the note holder subject to certain conditions. In addition, so long as 10% of the original principal amount of the notes are outstanding, Quest Oil can require prepayment of the notes by paying in cash, all or portion of the outstanding principal amount of the notes together with all accrued and unpaid interest thereon with thirty days prior written notice to the note holder at a price equal to 125% of the aggregate principal amount of the notes plus any accrued but unpaid interest.

The senior secured convertible notes are secured by a security agreement that grants the investors a secured interest in all of the collateral, as defined in the agreement, of Quest Oil and its subsidiaries until such time as our obligations under the senior secured convertible notes have been meet. In addition to the security agreement, Quest Canada Corp., our wholly owned Canadian subsidiary has entered into a guarantee and indemnity agreement with the investors, whereby Quest Canada Corp. has guaranteed payment of the notes and agreed to indemnify the investors against losses arising from our failure to meet the obligations of the notes. Quest Canada Corp. has also entered into a pledge and debenture agreement with the investors whereby Quest Canada Corp. has pledged $15 million in favor of the investors as a continuing collateral security for the payment and fulfillment of the notes. In addition, Quest Oil and our wholly owned subsidiary, Wallstin Petroleum, LLC have entered into a deed of trust, security agreement, financing statement and assignment of rents and leases with the investors whereby our Texas property, rents, royalties and proceeds have been conveyed to the trustee as collateral security for the notes.

The zero coupon convertible notes, when issued, are also due on October 6, 2007 and have terms which are substantially similar to the senior secured convertible notes; however, the zero coupon convertible notes do not bear interest.

Also in connection with the transaction, Quest Oil issued to each of the note holders, and to the Placement Agent, four types of warrants to acquire shares of our common stock, which are classified as “Series A,” “Series B,” “Series C” and “Placement Agent Series A,” “Placement Agent Series B,” “Placement Agent Series C,” and “Placement Agent Series D” Warrants. As discussed below, all warrants have substantially similar terms and conditions except for the exercise prices, the expiration dates and the absence of a call provision.

Quest Oil issued to each of the note holders and to the Placement Agent, “Series A” warrants entitling the investors and the Placement Agent to acquire an aggregate of 27,500,000 shares of common stock at an exercise price of $0.80 per share with a “cashless exercise” provision. Subject to certain conditions, including the effectiveness of a registration statement providing for the resale of the common stock underlying the warrants, Quest Oil may call the Series A warrants at any time so long as the value of the common stock is greater than $1.60 for a period of 10 consecutive days immediately prior to the call notice and the average daily trading volume during the 10 day call notice period exceeds 250,000 shares of common stock. The Series A warrants issued to the note holders are exercisable for a period of 3 years. The Placement Agent Series A warrants are exercisable for a period of 5 years.

Quest Oil issued to each of the note holders and to the Placement Agent, “Series B” warrants entitling the investors and the Placement Agent to acquire an aggregate of 13,750,000 shares of common stock at an exercise price of $0.46 per share with a “cashless exercise” provision. Subject to certain conditions, including the effectiveness of a registration statement providing for the resale of the common stock underlying the warrants, Quest Oil may call the Series B warrants at any time so long as the value of the common stock is greater than $0.56 for a period of 10 consecutive days immediately prior to the call notice and the average daily trading volume during the 10 day call notice period exceeds 250,000 shares of common stock. The Series B warrants issued to the note holders are exercisable for a period of 2 years following the effective date of the registration statement providing for the resale of the shares of common stock underlying the warrants and the shares of common stock issuable upon conversion of the notes. The Placement Agent Series B warrants are exercisable for a period of 5 years.

Quest Oil issued to each of the note holders and to the Placement Agent, “Series C” warrants which entitle the investors and the Placement Agent to acquire an aggregate of 13,750,000 shares of common stock at an exercise price of $0.56 per share with a “cashless exercise” provision. The Series C warrants issued to the note holders are exercisable for a period of seven 7 years. There is no call provision in the Series C warrants; however, the Series C warrants are only exercisable for the number of shares of common stock that has been issued to the warrant holder pursuant to the warrant holder’s exercise of its Series B Warrant. The Placement Agent Series C warrants are exercisable for a period of 7 years.

Quest Oil issued to the Placement Agent, Placement Agent “Series D” warrants which entitle the Placement Agent to acquire an aggregate of 2,500,000 shares of common stock at an exercise price of $0.40 per share with a “cashless exercise” provision. The Placement Agent Series D warrants are exercisable for a period of 5 years.

Assuming the total principal amount of each senior secured note and each zero coupon note held by each of the selling security holders is converted into common stock at a conversion price of $0.40 and all the converted shares are sold in the offering, the outstanding shares will be increased by 12,412,500. Assuming all warrants held by the selling security holders are exercised and all shares underlying the warrants are sold in the offering, the outstanding shares will be increased by an additional 57,500,000.

Quest Oil has valued the warrants granted at $6,000,000 using the Black-Scholes model; accordingly, the beneficial conversion feature was valued at $6,000,000. These costs have been presented as contra-debt accounts. The value of the warrants is being amortized to interest expense over the life of the notes, being 24 months. Amortization expense for the twelve months ended March 31, 2007 was $1,487,093 and $4,034,723 for the year ended March 31, 2008. The outstanding principal of the loan payable as of March 31, 2007, 2008 and 2009 was $4,800,000.

We are required to make monthly principal and interest payments under the terms of our Senior Secured Convertible Promissory Notes beginning February 7, 2006. If a Registration Statement registering the shares underlying the Notes is not effective, we are required to make the monthly payments in cash instead of registered shares of our common stock. Because a Registration Statement is not yet effective, we made the first four payments for the months of February, March, April and May, 2006.

However, due to our current cash position, as of June 7, 2006 we had not made any further payments and are currently in default under the terms of these Notes and the interest rate on these Notes has increased from 10% to 15. Making the payments in cash would impair our ability to operate on a day-to-day basis. Should a Registration Statement become effective, we will be able to make any delinquent and future principal and interest payments under the terms of these Notes to the investors in the form of registered shares of our common stock. The fact that we have not made the June through December, 2006 principal and interest payments to our investors in cash means that we are in default under the terms of these Notes. Such a default may provide the basis for the investors to force the liquidation of our assets. In the case of the liquidation of our assets, our common shareholders will likely lose all of their investment in our common stock.

On February 13, 2007 we received a demand letter for the amount of $6,048,000 plus accrued interest and costs from Howard Gorman at Macleod Dixon indicating that a group of Secured Lenders pursuant to the September 30, 2005 Debenture and Guarantee and Indemnity agreements had appointed the Double U Fund to act as an agent on behalf of the Secured Lenders, and that Macleod Dixon are the solicitors of the Double U Fund. At the time of the demand, it was our belief that the outstanding balance at February 13, 2007 was $4,799,999 plus accrued interest.  Further action taken by Quest is discussed in more detail in the following Note 6.

A summary of notes payable for the years ended March 31, 2007, 2008 and 2009 are as follows:

	2007	2008	2009
Gross proceeds from notes	$ 6,000,000	$ 6,000,000	$ 6,000,000
Less: discount on notes	(6,000,000)	(6,000,000)	(6,000,000)
Less: principal payments/credits	(1,352,524)	(1,352,524)	(1,352,524)
Add: Amortization of discounts	2,130,277	6,240,000	6,240,000
Carrying Value of notes	$ 777,753	$ 4,887,476	$ 4,887,476

6. LITIGATION & DISCONTINUED OPERATIONS – QUEST CANADA

As previously reported in our Form 8-K filed with the Securities and Exchange Commission on February 27 2007, Quest Canada Corporation, a Canadian corporation and wholly owned subsidiary of Quest Oil Corporation, engaged the firm of Fasken Martineau DuMoulin, LLP to file a Petition in the Supreme Court of British Columbia, Canada requesting a stay order be granted by the court pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985 c. C-36 (the “CCAA”). The Initial Order was granted on February 23, 2007 before the honorable Chief Justice Brenner. The Initial Order provided Quest Canada the interim relief sought pursuant to the Petition under the CCAA. The Initial Order appointed the firm of Deloitte & Touche, LLP to act as monitor and officer of the court and oversee the restructuring of the Quest Canada’s finances during the proceedings to protect the company’s shareholders and creditors.

On Wednesday April 18, 2007, the Double U Master Fund, LP, as agent for certain secured note holders of Quest Oil Corporation (the “Secured Noteholders”) brought an application in the British Columbia Supreme Court to have the CCAA proceedings terminated. The Court accepted their submissions and ordered that the provisions of the Initial CCAA Order staying creditors from taking action against the Quest Canada be terminated effective noon, Thursday, April 19, 2007.

 As the protection granted by the CCAA Order ceased to have any effect, on Monday April 23, 2007 the Secured Noteholders successfully obtained an Order in the Alberta Courts appointing Hardie & Kelly, Inc. of Calgary, Alberta as Receiver Manager of all of Quest Canada's assets and undertakings. The Receiver Manager maintains the right to liquidate all assets of Quest Canada in order to pay back any secured creditors. We requested the British Columbia Courts require that any valuation of Quest Canada’s assets be shared with the directors of Quest Oil Corporation before any sale is completed by the Receiver Manager; such request was denied.

On May 20, 2009 the Company received a notice of motion on the behalf of the court appointed receiver.   The notice documents the liquidation of the Quest Canada assets and reflects a sale amount of $152,524.  As a result of the litigation for the year ended March 31, 2007, the company recorded a $152,524 credit towards the amount due to the noteholders and recorded a loss from the disposal of the Quest Canada business segment of $998,254.

7. PREFERRED SHARES

Quest Oil is authorized to issue up to 50,000,000 preferred shares with a par value of $0.001 per share.

Our current Articles of Incorporation designate one series of preferred stock, the Series A Preferred Stock. This class of preferred stock has certain rights, preferences and/or privileges senior to the rights of the holders of common stock. Copies of our Certificate of Amendment to our Articles of Incorporation designating these rights, preferences and/or privileges have been attached hereto as Exhibit 3(ii). No preferred shares were issued as of March 31, 2007, 2008 and 2009.

8. COMMON SHARES

Quest Oil is authorized to issue up to 450,000,000 common shares with a par value of $0.001 per share.

During the year ended March 31, 2007 Quest Oil issued common shares as follows:

 5,837,156 common shares with a value of $500,622 as payment for services.

2,553,085 common shares with a value of $529,331 for the conversion of outstanding debt totaling $113,189 and additional expenses of $390,267.

500,000 common shares with a value of $82,500 for property.

75,000 common shares for stock issuance payable with a value of $25,875.

Quest Oil issued no shares of common stock for the years ended March 31, 2008 and 2009.

9. WARRANTS AND OPTIONS

The following warrants were issued and outstanding at March 31, 2007, 2008 and  2009 in connection with the convertible notes issued on May 23, 2005 and which have been paid in full:

Class A warrants allow the holders and placement agent to purchase up to 6,629,295 common shares at a price of $0.25 per share with a “cashless exercise” provision. The Class A warrants issued to the note holders are exercisable for a period of fifteen months and the Class A warrants issued to the placement agent are exercisable for a period of two years

Class B warrants allow the holders and placement agent to purchase up to 6,629,295 common shares at a price of $0.1503 per share with a “cashless exercise” provision.  The Class B warrants issued to the note holders are exercisable for a period of five years and the Class B warrants issued to the placement agent are exercisable for a period of two years

Class C warrants allow the holders and placement agent to purchase up to 6,629,295 common shares at a price of $0.6533 per share with a “cashless exercise” provision. The Class C warrants issued to the note holders are exercisable for a period of five years and the Class C warrants issued to the placement agent are exercisable for a period of two years

Placement agent warrants allow the placement agent to purchase up to 602,663 common shares at a price of $0.30 per share with a “cashless exercise” provision for a period of twelve months.

During the period August 17 through October 25, 2005 the holders of the warrants exercised all but 4,016,572 Class  warrants, 806,380 Class B warrants, and 6,025,449 Class C warrants.  These outstanding warrants expired on May 23, 2007.

During the years ended March 31, 2007, 2008 and 2009, the company issued the following warrants:

150,000 warrants to consultants for services valued at $28,775. The warrants vested immediately and are exercisable for five years at $0.22 per share.

9,000,000 options to officers for services valued at $1,525,775. At March 31, 2007, 2008 and 2009, 7,361,110 9,000,000 and 9,000,000 respectively, warrants had vested and Quest recorded expense of $1,247,933, $277,842 and $0  for the years ended March 31, 2007, 2008 and 2009, respectively. The options are exercisable for five years following their April 26, 2006 effective date at $0.22 per share.

4,000,000 warrants to directors and officers for services valued at $767,334. At March 31, 2007, 2008 and 2009, 3,344,444, 4,000,000 and 4,000,000, respectively warrants had vested and Quest recorded expense of $641,576, $125,758 and $0  for the years ended March 31, 2007, 2008 and 2009 respectively and 1,411,111 warrants valued at $270,698 were forfeited. The warrants are exercisable for five years following their April 26, 2006 effective date at $0.22 per share.

The warrants were valued using the Black-Scholes valuation model. Variables used in the Black-Scholes option-pricing model include (1) discount rates of 4.9%, (2) expected option life is the actual remaining life of the options as of each period end, (3) expected volatility of 180% and (4) zero expected dividends.

As a result, we have determined that the conversion feature of the senior secured convertible notes and the warrants issued with the senior secured convertible notes are embedded derivative instruments pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Under the provisions of EITF Issue No. 00−19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, the accounting treatment of these derivative financial instruments requires that Quest record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date as a liability. Any change in fair value is recorded as non−operating, non−cash income or expense at each balance sheet date. Quest estimates fair value using a lattice valuation model. The lattice model values the computed embedded derivative based on a probability weighted discounted cash flow model. The primary determinants of the economic value of the derivative under the lattice model are (1) the price of Quest’s stock, (2) the volatility of Quest’s common stock price, (3) the likelihood that Quest will be required to pay registration delay payments, (4) the likelihood that an event of default or a change in control will occur and (5) the likelihood that Quest common stock will be listed on an exchange. These estimates directly affect the reported amounts of the derivative instrument liabilities. At March 31, 2006, Quest estimated the fair value of the derivative liability at $3,028,767. At March 31, 2007, 2008 and 2009 Quest estimated fair value of the derivative liability at $2,901, $0 and $0 respectively.

For the years ended March 31, 2007, 2008 and 2009, Quest recognized the net change in the fair value of derivatives as other income (expense) of $3,025,866, $2,901 and $0 respectively.

10. INCOME TAXES

At March 31, 2007, 2008, and 2009 Quest Oil had cumulative net operating losses of approximately $13,483,058, $17,796,612 and $19,040,132 respectively that may be offset against operating income in future years. No provision for taxes or tax benefits has been reported in these consolidated financial statements as there is not a measurable means of assessing future profits or losses.  The company did not pay any taxes for the years ended March 31, 2007, 2008 and 2009.

The components of income tax expense are as follows:

	2007	2008	2009
Federal taxes	-	-	-
State taxes	-	-	-
Benefit of utilization of operating loss carryforward	4,584,240	6,050,848	6,473,645
Change in Valuation Allowance	(4,584,240)	(6,050,848)	(6,473,645)
Income Tax Expense	-	-	-

As of March 31, 2009 we had a NOL carryforward of $19,040,132.

Deferred tax assets and the valuation account is as follows at March 31, 2007, 2008 and 2009:

	2007	2008	2009
NOL Carryforward	4,584,240	6,050,848	6,473,645
Valuation Allowance	(4,584,240)	(6,050,848)	(6,473,645)
Net deferred tax assets	-	-	-

11. COMMITMENTS – RELATED PARTIES

Quest Oil has signed compensation agreements with companies related to the Chief Executive Officer and the General Counsel. The compensation agreement with a company related to the former Chief Executive Officer was terminated on February 24, 2006 upon the resignation as the Chief Executive Officer.

Under the agreements with the interim Chief Executive Officer and General Counsel, Quest Oil is obligated to:

a. Pay annual fees of $126,000 to be accrued and paid in cash;

b. Issue 4,000,000 “cashless” common stock purchase warrants. The warrants shall be exercisable for a term of 5 years at an exercise price equal to 110% of the closing market price as of April 24, 2006 and shall vest at a rate of 2,000,000 upon execution of this Agreement and 500,000 shares every 90 days thereafter;

 c. Pay a Profit from Operations Bonus (“POB”), payable quarterly, equal to a 5% carried working interest (“CWI”) from all oil and gas well owned and/or operated by Quest Oil. The POB shall be derived from (i) new CWI revenues from new production, and (ii) increased CWI revenues from existing production, based on the trailing three months CWI revenues from the date of the execution of this Agreement. The CWI revenue calculation shall be based on the difference derived when subtracting (i) taxes, and (ii) royalties from a gross revenue amount. So long as this Agreement provides for a POB, the POB shall be paid for the life of a particular well.

For the years ended March 31, 2007, 2008 and 2009 Quest owed our interim Chief Executive Officer $0, $105,000 and $231,000 respectively, for unpaid compensation.  Our interim Chief Executive officer, received payments for compensation in the amounts of $114,075, $21,000 and $0 for the years ended March 31, 2007, 2008 and 2009 respectively.

For the years ended March 31, 2007, 2008 and 2009 Quest owed our General Counsel $0, $105,000 and $231,000 respectively, for unpaid compensation.  Our general counsel, received payments for compensation in the amounts of $85,500, $21,000 and $0 for the years ended March 31, 2007, 2008 and 2009 respectively.

Quest Oil has signed an operating agreement with Business Consulting Group Unlimited, Inc. (“BCGU”).  Under the agreement Quest is obligated to:

Pay annual fees of $168,000 to BCGU for operating expenses, which include a part-time controller, bookkeeping, reception, clerical, filing and data management, as well as additional operational support staff as such staffing needs arise.   We also entered into a sublease agreement with BCGU that calls for monthly rent of $5,000 per month, or $60,000 annually.  The rent includes the use of a suite of office machines.

BCGU is a related party, our interim Chief Executive Officer and General Counsel are both managing members of BCGU.  For the years ended March 31, 2007, 2008 and 2009 payments to or on behalf of BCGU were $253,000, $40,500 and $0 respectively.  Total amount due to BCGU for the years ended March 31, 2007, 2008 and 2009 were $0, $177,500 and $405,500 respectively.

12.  LITIGATION

See Notes 4 for disclosure related to litigation among Joe Wallen, B & B Oil and the Company. See Notes 5 and 6 for disclosure regarding litigation between certain secured note holders of Quest Oil Corporation and the Company.

In October, 2006, Sed-Strat GeoScience Consultant, Inc. filed a petition against Quest Oil Corporation in the County Court at Law No.3, Fort Bend County, Texas. The dispute arose from an alleged unpaid invoice in the amount of $12,131.76 due March 27, 2006 for geological consulting services provided by Sed-Strat. On October 23, 2006, we filed an answer denying liability. On or about March 11, 2009, Sed-Strat GeoScience Consultant, Inc. obtained a judgment against us in the amount of $16,964 which accrues post-judgment interest at a rate of 5% per annum.

On January 22, 2007, Cisco Pump, Inc. filed a petition against Quest Oil Corporation in the 91st District Court of Eastland County, Texas. The dispute arose from an alleged unpaid invoice in the amount of $21,715 due September 29, 2006 for services provided by Cisco Pump, Inc.  On December 2, 2008, Cisco Pump, Inc. was granted a judgment in the amount of $21,715 along with $8,192 for interest and $7,500 for attorney fees.  It was agreed that if payment in the amount of $24,000 was received by December 2, 2010, the judgment will be deemed paid in full.  This judgment was among the liabilities assigned to Mr. Wallen as described in Note 4.